AMENDMENT TO CUSTODIAN AGREEMENT

This Amendment, dated as of March 26, 2021, amends the Global Custody Agreement, dated as of December 14, 2006 as amended to date (the "Custodian Agreement"), by and between State Street Bank and Trust Company (the "Bank") and each of the investment companies and other pooled investment vehicles (which may be organized as corporations, business or other trusts, limited liability companies, partnerships or other entities) managed by Capital Research and Management Company and listed on Appendix A thereto, as amended from time to time (each, a "Customer").

The Bank and each Customer hereby agree to replace the existing Appendix A to the Custodian Agreement with the updated appendix below, to reflect all Customers who are parties to the Custodian Agreement as of such date.

APPENDIX A CUSTOMERS AND PORTFOLIOS

Dated as of March 26, 2021

The following is a list of Customers and their respective Portfolios for which the Bank shall serve under this Agreement.

CUSTOMER PORTFOLIO:

American Funds Fundamental Investors

EFFECTIVE AS OF:

d.b.a. Fundamental Investors December 14, 2006

The Growth Fund of America December 14, 2006

The New Economy Fund December 14, 2006

SMALLCAP World Fund, Inc. December 14, 2006

American Funds Multi-Sector Income Fund February 15, 2019

American Funds International Vantage Fund November 8, 2019

American Funds Global Insight Fund November 8, 2019

American Funds Corporate Bond Fund September 28, 2020

American Funds Tax-Exempt Fund of New York September 28, 2020

American Funds Mortgage Fund September 28, 2020

American Funds Inflation Linked Bond Fund December 7, 2020

American Funds Developing World Growth and Income Fund December 7, 2020

American Funds Insurance Series -

Washington Mutual Investors Fund May 1, 2021 (December 14, 2006)

(formerly Blue Chip Income and Growth Fund)

Global Growth Fund December 14, 2006

Global Small Capitalization Fund December 14, 2006

Growth Fund December 14, 2006

International Fund December 14, 2006

Growth-Income Fund December 14, 2006

Asset Allocation Fund December 14, 2006

The Bond Fund of America (formerly Bond Fund) May 1, 2021 (December 14, 2006)

American High-Income Trust

(formerly High-Income Bond Fund) May 1, 2021 (December 14, 2006)

U.S. Government Securities Fund May 1, 2021 (December 14, 2006)

(formerly U.S. Government/AAA-Rated Securities Fund)

Ultra-Short Bond Fund

(formerly Cash Management Fund) May 1, 2016 (December 14, 2006)

Capital World Growth and Income Fund May 1, 2021 (December 14, 2006)

(formerly Global Growth and Income Fund)

New World Fund December 14, 2006

Capital World Bond Fund

(formerly Global Bond Fund) May 1, 2020 (December 14, 2006)

International Growth and Income Fund October 1, 2008

Global Balanced Fund May 2, 2011

American Funds Mortgage Fund

(formerly Mortgage Fund) May 1, 2020 (May 2, 2011)

Capital Income Builder May 1, 2014

Portfolio Series – American Funds Global Growth Portfolio May 1, 2015

Portfolio Series – American Funds Growth and Income Portfolio May1, 2015

Portfolio Series - American Funds Managed Risk Growth Portfolio June 19, 2020

Portfolio Series - American Funds Managed Risk Growth and Income Portfolio June 19, 2020

Portfolio Series - American Funds Managed Risk Global Allocation Portfolio June 19, 2020

Managed Risk Asset Allocation Fund June 19, 2020

Managed Risk Growth Fund June 19, 2020

Managed Risk Growth-Income June 19, 2020

Managed Risk International Fund June 19, 2020

Managed Risk Washington Mutual Investors Fund May 1, 2021 (June 19, 2020)

(formerly Managed Risk Blue Chip Income and Growth Fund)

American Funds IS 2010 Target Date Fund December 6, 2019

American Funds IS 2015 Target Date Fund December 6, 2019

American Funds IS 2020 Target Date Fund December 6, 2019

American Funds IS 2025 Target Date Fund December 6, 2019

American Funds IS 2030 Target Date Fund December 6, 2019

American Funds IS 2035 Target Date Fund December 6, 2019

American Funds College Target Date Series

American Funds College Enrollment Fund September 14, 2012

American Funds College 2021 Fund September 14, 2012

American Funds College 2024 Fund September 14, 2012

American Funds College 2027 Fund September 14, 2012

American Funds College 2030 Fund September 14, 2012

American Funds College 2033 Fund March 27, 2015

American Funds College 2036 Fund February 9, 2018

American Funds College 2039 Fund March 26, 2021

American Funds Retirement Income Portfolio Series

American Funds Retirement Income Portfolio – Conservative September 21, 2020

American Funds Retirement Income Portfolio – Moderate September 21, 2020

American Funds Retirement Income Portfolio – Enhanced September 21, 2020

Capital Group Central Fund Series II –

Capital Group Central Corporate Bond Fund April 23, 2021

[Signature page follows]

IN WITNESS WHEREOF, each of the Customers and the Bank has executed this Appendix A as of the date first-written above. Execution of this Appendix A by more than one Customer shall not create a contractual or other obligation between or among such Customers (or between or among their respective Portfolios) and this Appendix shall constitute a separate agreement between the Bank and each Customer on behalf of itself or each of its Portfolios.

Each of the Customers Listed on Appendix A

Attached Hereto, on behalf of Itself or

its Listed Portfolios

By: Capital Research and Management Company*	State Street Bank and Trust Company

By: /s/ Kristine M. Nishiyama	By: _/s/ Louis Abruzzi

Name: Kristine M. Nishiyama	Name: Louis Abruzzi

Title: Authorized Signatory	Title: Senior Vice President

* Pursuant to delegated authority.